Exhibit 99.2

Bloom Energy Corporation Prices Upsized $2.2 Billion Convertible Senior Notes Offering

October 30, 2025

SAN JOSE, Calif. October 30, 2025 – Bloom Energy Corporation (NYSE: BE) today announced the pricing of its offering of $2.2 billion aggregate principal amount of 0% convertible senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $1.75 billion aggregate principal amount of notes. The issuance and sale of the notes is scheduled to settle on November 4, 2025, subject to customary closing conditions. Bloom Energy also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $300.0 million principal amount of notes.

The notes will be senior, unsecured obligations of Bloom Energy. The notes will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on November 15, 2030, unless earlier repurchased, redeemed or converted. Before August 15, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after August 15, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Bloom Energy will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Bloom Energy’s election. The initial conversion rate is 5.1290 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $194.97 per share of Class A common stock. The initial conversion price represents a premium of approximately 52.50% over the last reported sale price of $127.85 per share of Bloom Energy’s Class A common stock on October 30, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Bloom Energy will, in certain circumstances, increase the conversion rate for a specified time for holders who convert their notes in connection with that make-whole fundamental change.

The notes will be redeemable, in whole or in part (subject to certain limitations on partial redemptions), for cash at Bloom Energy’s option at any time, and from time to time, on or after November 20, 2028 and on or before the 21st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Bloom Energy’s Class A common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date. If Bloom Energy calls any or all notes for redemption, holders of notes called for redemption may convert their notes during the related redemption conversion period, and any such conversion will also constitute a “make-whole fundamental change” with respect to the notes so converted.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Bloom Energy to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable repurchase date.

Bloom Energy estimates that the net proceeds from the offering of the notes will be approximately $2.16 billion (or approximately $2.45 billion if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Bloom Energy intends to use approximately $988.4 million of the net proceeds from the offering of the notes to pay the cash portion of the consideration in the concurrent exchange transactions described below. Bloom Energy intends to use the remainder of the net proceeds from the offering of the notes for general corporate purposes, including research and development and sales and marketing activities, manufacturing expansion, general and administrative matters and capital expenditures.

Concurrently with the offering, in separate, privately negotiated transactions with a limited number of holders of its 3.00% Green Convertible Senior Notes due 2028 (the “2028 Notes”) and 3.00% Green Convertible Senior Notes due 2029 (the “2029 Notes,” and together with the 2028 Notes, the “existing convertible notes”), Bloom Energy expects to exchange (i) approximately $532.8 million principal amount of the 2028 Notes for aggregate consideration consisting of approximately $539.6 million in cash, which includes accrued interest on such existing 2028 Notes, and approximately 24.3 million shares of Bloom Energy’s Class A common stock, and (ii) $443.1 million principal amount of the 2029 Notes for aggregate consideration consisting of approximately $448.7 million in cash, which includes accrued interest on such existing 2029 Notes, and approximately 18.1 million shares of Bloom Energy’s Class A common stock. Following the completion of the offering, Bloom Energy may engage in additional exchanges, or Bloom Energy may repurchase or induce conversions, of the existing convertible notes. Holders of the existing convertible notes that participate in any of these exchanges, repurchases or induced conversions may purchase or sell shares of Bloom Energy’s Class A common stock in the open market to unwind any hedge positions they may have with respect to the existing convertible notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of Bloom Energy’s Class A common stock and the notes. Moreover, market activities by holders of the existing convertible notes that participate in the concurrent exchanges may have impacted the initial conversion price of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes or issuable in the exchange transactions described above have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes or issuable in the exchange transactions described above, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to exchange or purchase or a notice of redemption with respect to the existing convertible notes, and Bloom Energy reserves the right to elect not to proceed with the exchange transactions.

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the exchange transactions described above. Forward-looking statements represent Bloom Energy’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and the exchange transactions and risks relating to Bloom Energy’s business, including those described in periodic reports that Bloom Energy files from time to time with the Securities Exchange Commission. Bloom Energy may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Bloom Energy does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Relations
Michael Tierney
investor@bloomenergy.com

Media Relations
Katja Gagen
press@bloomenergy.com